PriceSmart Announces Fourth Quarter and

Fiscal Year Results of Operations

San Diego, CA (October 26, 2017) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the fourth quarter and the twelve months of fiscal year 2017 which ended on August 31, 2017.

For the fourth quarter of fiscal year 2017, net warehouse club sales increased 3.6% to $711.0 million from $686.4 million in the fourth quarter of fiscal year 2016. Total revenues for the fourth quarter of fiscal year 2017 were $733.5 million compared to $711.1 million in the comparable period of the prior year. The Company had 39 warehouse clubs in operation as of August 2017 compared to 38 warehouse clubs in operation as of August 2016.

The Company recorded operating income during the quarter of $30.8 million, as compared to operating income of $32.8 million in the prior year. Net income was $19.8 million, or $0.64 per diluted share, in the fourth quarter of fiscal year 2017 as compared to $22.3 million, or $0.74 per diluted share, in the fourth quarter of fiscal year 2016.

For the twelve months ended August 31, 2017, net warehouse club sales increased 3.2% to $2.9 billion, from $2.8 billion for the twelve months ended August 31, 2016.  Total revenues for the twelve months ended August 31, 2017 increased 3.1% to $3.0 billion from $2.9 billion in the same period of the prior year. For the twelve months ended August 31, 2017, the Company recorded operating income of $136.2 million and net income of $90.7 million, or $2.98 per diluted share. During the twelve months ended August 31, 2016, the Company recorded operating income of $136.7 million and net income of $88.7 million, or $2.92 per diluted share.

The Company filed its Annual Report on Form 10-K for the year ended August 31, 2017 on October 26, 2017.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Friday, October 27, 2017, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (855) 209-8211 toll free, or (412) 317-5214 for international callers and asking to join the PriceSmart, Inc. call. A digital replay will be available through November 3, 2017, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay passcode 10112016.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 40 warehouse clubs in 12 countries and one U.S. territory (seven each in Colombia and Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we offer limited online shopping to our members in certain markets, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience;  failure to grow our e-commerce business through the integration of physical and digital retail or otherwise, and the cost of our increasing e-commerce investments, may materially adversely affect our market position, net sales and financial performance; our profitability is vulnerable to cost increases; we face difficulties in the shipment of, and risks inherent in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks that might not be adequately compensated by insurance; negative economic conditions could adversely impact our business in various respects; our failure to maintain our brand and reputation could adversely affect our results of operations; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we could be subject to additional tax liabilities or subject to reserves on the recoverability of tax receivables; we face the possibility of operational interruptions related to union work stoppages; we are subject to volatility in foreign currency exchange rates and limits on our ability to convert foreign currencies into U.S. dollars; we face compliance risks related to our international operations; we rely extensively on computer systems to process transactions, summarize results and manage our business. Failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we may experience difficulties implementing our new global enterprise resource planning system; any failure by us to maintain the security of the information that we hold relating to our company, members, employees and vendors, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could disrupt our operations, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; changes in accounting standards and assumptions, projections, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; a few of our stockholders own approximately 25.3% of our voting stock as of August 31, 2017, which may make it difficult to complete some corporate transactions without their support and may impede a change in control.    The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10- K filed for the fiscal year ended August 31, 2017 filed on October 26, 2017 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858)

404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2017	2016	2017	2016
Revenues:
Net warehouse club sales	$711,011	$686,375	$2,910,062	$2,820,740
Export sales	8,863	11,941	34,244	33,813
Membership income	12,162	11,555	47,743	45,781
Other income	1,466	1,181	4,579	4,842
Total revenues	733,502	711,052	2,996,628	2,905,176
Operating expenses:
Cost of goods sold:
Net warehouse club	607,399	585,183	2,487,146	2,417,366
Export	8,521	11,461	32,606	32,260
Selling, general and administrative:
Warehouse club operations	67,665	63,782	268,629	252,130
General and administrative	18,092	16,258	70,013	64,344
Pre-opening expenses	855	802	44	1,191
Loss/(gain) on disposal of assets	148	763	1,961	1,162
Total operating expenses	702,680	678,249	2,860,399	2,768,453
Operating income	30,822	32,803	136,229	136,723
Other income (expense):
Interest income	365	527	1,809	1,307
Interest expense	(1,651)	(1,411)	(6,777)	(5,891)
Other income (expense), net	394	119	1,482	(899)
Total other income (expense)	(892)	(765)	(3,486)	(5,483)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	29,930	32,038	132,743	131,240
Provision for income taxes	(10,133)	(9,736)	(42,018)	(42,849)
Income (loss) of unconsolidated affiliates	1	(30)	(1)	332
Net income	$19,798	$22,272	$90,724	$88,723
Net income per share available for distribution:
Basic net income per share	$0.64	$0.74	$2.98	$2.92
Diluted net income per share	$0.64	$0.74	$2.98	$2.92
Shares used in per share computations:
Basic	30,043	29,956	30,020	29,928
Diluted	30,044	29,961	30,023	29,933
Dividends per share	$0.35	$0.35	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	August 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$162,434	$199,522
Short-term restricted cash	460	518
Receivables, net of allowance for doubtful accounts of $7 as of August 31, 2017 and $7 as of August 31, 2016, respectively	6,460	7,464
Merchandise inventories	310,946	282,907
Prepaid expenses and other current assets	30,070	22,143
Total current assets	510,370	512,554
Long-term restricted cash	2,818	2,676
Property and equipment, net	557,829	473,045
Goodwill	35,642	35,637
Deferred tax assets	15,412	12,258
Other non-current assets (includes $2,547 and $3,224 as of August 31, 2017 and August 31, 2016, respectively, for the fair value of derivative instruments)	44,678	49,798
Investment in unconsolidated affiliates	10,765	10,767
Total Assets	$1,177,514	$1,096,735
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$—	$16,534
Accounts payable	272,248	267,173
Accrued salaries and benefits	19,151	19,606
Deferred membership income	22,100	20,920
Income taxes payable	5,044	4,226
Other accrued expenses (includes $0 and $110 as of August 31, 2017 and August 31, 2016, respectively, for the fair value of foreign currency forward contracts)	26,483	24,880
Long-term debt, current portion	18,358	14,565
Total current liabilities	363,384	367,904
Deferred tax liability	1,812	1,760
Long-term portion of deferred rent	8,914	8,961
Long-term income taxes payable, net of current portion	909	970
Long-term debt, net of current portion	87,939	73,542
Other long-term liabilities (includes $682 and $1,514 for the fair value of derivative instruments and $5,051 and $4,013 for post employment plans as of August 31, 2017 and August 31, 2016, respectively)	5,789	5,527
Total Liabilities	468,747	458,664

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,275,727 and 31,237,658 shares issued and 30,400,742 and 30,401,307 shares outstanding (net of treasury shares) as of August 31, 2017 and August 31, 2016, respectively	3	3
Additional paid-in capital	422,762	412,369
Tax benefit from stock-based compensation	11,486	11,321
Accumulated other comprehensive loss	(110,059)	(103,951)
Retained earnings	420,499	351,060
Less: treasury stock at cost, 874,985 and 836,531 shares as of August 31, 2017 and August 31, 2016, respectively	(35,924)	(32,731)
Total Equity	708,767	638,071
Total Liabilities and Equity	$1,177,514	$1,096,735